Exhibit 23.3


            Consents of Luboshitz, Kasierer & Co., and Yosef Shimony


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To EA Industries, Inc.:

As independent public accountants of BarOn Technologies Ltd., we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated February 29, 1996 included in the financial statements of BarOn Technologies Ltd. as of December 31, 1995 and December 31, 1994 and for the years ended December 31, 1995 and December 31, 1994 and for the period from inception in 1992 through December 31, 1995 included in EA Industries, Inc.'s (formerly known as Electronic Associates, Inc.) Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our firm included in or made a part of this registration statement.


                                       /s/ Luboshitz, Kasierer & Co.
                                           ------------------------------------
                                       LUBOSHITZ, KASIERER & CO., C.P.A. (Isr.)


Tel-Aviv, Israel
February 7, 1997


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



To EA Industries, Inc.:

As an independent public accountant of BarOn Technologies Ltd., I hereby consent to the incorporation by reference in this Form S-3 Registration Statement of my report dated February 29, 1996 included in the financial statements of BarOn Technologies Ltd. as of December 31, 1995 and December 31, 1994 and for the years ended December 31, 1995 and 1994 and for the period from inception in 1992 through December 31, 1995 included in EA Industries, Inc.'s (formerly known as Electronic Associates, Inc.) Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to my firm included in or made a part of this registration statement.


                                            /s/ Yosef Shimony
                                                -------------------------------
                                            YOSEF SHIMONY, C.P.A. (Isr.)


Tel-Aviv, Israel
February 10, 1997


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                     MESIROV GELMAN JAFFE CRAMER & JAMIESON



(215) 994-1138





                                                   February 11, 1997

VIA EDGAR
---------

SECURITIES AND EXCHANGE COMMISSION
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  EA Industries, Inc.
     Registration Statement on Form S-3 (Registration No. 333-12691)
     ---------------------------------------------------------------


Gentlemen:

     This firm is counsel to EA Industries, Inc., formerly known as Electronic Associates, Inc. (the "Company"). We are filing herewith, on behalf of the Company, one complete conformed copy of its Registration Statement on Form S-3 (the "Registration Statement"), including all exhibits thereto, registering 4,648,847 shares of Common Stock of the Company, and associated Preferred Stock Purchase Rights, for public sale by certain named Selling Securityholders. Pursuant to Rule 429 of the Securities Act of 1933, as amended, the Prospectus contained therein also relates to an additional 552,731 Shares, which are covered by the Registration Statement on Form S-3 declared effective on November 26, 1996 (Reg. No. 333-12691) and the registration fee therefor of $2,337 was previously paid with such Registration Statement.

     The registration fee of $7,045 with respect to the enclosed registration statement has been paid separately via wire transfer.

     If you have any questions concerning the enclosed filing, please do not hesitate to contact me.

                                            Sincerely,



                                            /s/ Joseph J. Devine

#30217-88

cc:  EA Industries, Inc. (w/enclosures)
     NYSE (w/enclosures)


                 1735 Market Street, Philadelphia PA 19103-7598


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